UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2006
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 12, 2006, Commerce Energy Group, Inc. (the “Company”) and its wholly-owned subsidiary, Commerce Energy, Inc. (“CEG”), entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with Andrew V. Coppola. On February 8, 2006, Mr. Coppola, previously Senior Vice President, Energy Supply, of the Company and CEG, resigned as an officer, employee and in all other capacities with the Company and its affiliates.
     Under the Settlement Agreement, Mr. Coppola agreed to a general release of all claims against the Company and its affiliates. The Settlement Agreement also contains other customary provisions including Mr. Coppola’s statutory rights under the Older Workers Benefit Protection Act which permits Mr. Coppola to revoke portions of the Settlement Agreement, including the general release, within a seven day period after April 12, 2006. If Mr. Coppola elects not to revoke such portions of the Settlement Agreement, Mr. Coppola shall be entitled to receive the following: (a) a settlement payment in the gross amount of $48,816.09, which is equal to three months of his base pay, payable in one lump sum made within one business day after the “Effective Date,” (defined under the Settlement Agreement as the eighth day after the parties have executed the Settlement Agreement and Mr. Coppola has not exercised his above-referenced right to revoke); and (b) his CEG-provided IBM T41 laptop computer and monitor, cell phone and Blackberry, in both cases, less deductions required by law (collectively, the “Settlement Amount”).
     In addition to the payments to Mr. Coppola, if Mr. Coppola elects not to revoke such portions of the Settlement Agreement, pursuant to the Settlement Agreement, on the Effective Date, (a) the Company, allocating a portion of the above-reference settlement payment in payment of the re-purchase price for the shares of stock, will repurchase 10,000 restricted shares of its common stock held by Mr. Coppola under the terms of the repurchase agreement set forth in the Restricted Stock Agreement dated December 12, 2005 by and between the Company and Mr. Coppola; and (b) all 50,000 options to purchases shares of the Company’s common stock held by Mr. Coppola will be cancelled.
     In connection with the Settlement Agreement, Mr. Coppola acknowledges that the Settlement Amount shall be in lieu of, and shall satisfy, any and all rights he may have or could claim he has as a result of his employment with the Company and any of its affiliates.
     The above-referenced description of the Settlement Agreement is qualified in its entirety by reference to the copy of the Settlement Agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Restricted Stock Agreement referenced above was previously filed by the Company as Exhibit 99.1to its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2005.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Settlement Agreement and General Release by and among Andrew V. Coppola, Commerce Energy, Inc., and Commerce Energy Group, Inc. dated April 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: April 12, 2006

By:	/S/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Settlement Agreement and General Release by and among Andrew V. Coppola, Commerce Energy, Inc., and Commerce Energy Group, Inc. dated April 12, 2006.